INDUSTRIAL LEASE

                                     between

                  A.M.W. PROPERTIES CORP., a Nevada corporation
                                   (Landlord)

                                       and

                               SurVivaLink Corp.,
                             a Minnesota corporation
                                    (Tenant)



                                TABLE OF CONTENTS

                                INDUSTRIAL LEASE


Article            Title                                                   Page

    1              Definitions                                               1

    2              Premises                                                  2

    3              Term                                                      2

    4              Rental; Adjustments                                       3

    5              Security Deposit                                          7

    6              Use of Premises                                           8

    7              Utilities and Services                                   10

    8              Maintenance and Repairs                                  11

    9              Alterations, Additions and Improvements                  13

   10              Indemnification and Insurance                            14

   11              Damage or Destruction                                    17

   12              Condemnation                                             18

   13              Relocation                                               18

   14              Assignment and Subletting                                19

   15              Default and Remedies                                     21

   16              Attorneys' Fees; Costs of Suit                           24

   17              Subordination and Attornment                             24

   18              Quiet Enjoyment                                          25

   19              Parking                                                  25

   20              Rules and Regulations                                    26

   21              Estoppel Certificates                                    26

   22              Entry by Landlord                                        27

   23              Landlord's Lease Undertakings--Exculpation from
                   Personal Liability; Transfer of Landlord's Interest      27

   24              Holdover Tenancy                                         28

   25              Notices                                                  28

   26              Brokers                                                  29

   27              Miscellaneous                                            29

   28              Floor Load Limits                                        32

   29              Landlord's Lien                                          32

   30              Uniform Commercial Code                                  32



                                    EXHIBITS

Exhibit A          Floor Plan of the Premises

Exhibit B          Work Letter Agreement

Exhibit C          Suite Acceptance Letter

Exhibit D          Tenant Operations Inquiry

Schedule 1         List of Permissible Hazardous Materials and
  to Exhibit D     Quantities for Tenant

Exhibit E          List of Additional Insureds

Exhibit F          Rules and Regulations

Exhibit G          Guaranty




                                INDUSTRIAL LEASE

                          [FORM NET LEASE/MULTI-TENANT]

         THIS LEASE ("Lease"), dated August 17, 1994, is made and entered into by and between A.M.W. PROPERTIES CORP., a Nevada corporation ("Landlord") and SurVivaLink, Corp., a Minnesota corporation ("Tenant") upon the following terms and conditions:

                            ARTICLE I -- DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

         1.01 BUILDING. The term "Building" shall mean that certain office/warehouse building located at 5420 Feltl Road, Minnetonka, Minnesota, together with all related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

         1.02 PREMISES. The term "Premises" shall mean Space No. 5420 in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.

         1.03 RENTABLE AREA OF THE PREMISES. The term "Rentable Area of the Premises" shall mean 10,625 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises.

         1.04 LEASE TERM. The terms "Lease Term" or "Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

         1.05 COMMENCEMENT DATE. Subject to adjustment as provided in Article 3, the term "Commencement Date" shall mean September 1, 1994.

         1.06 EXPIRATION DATE. Subject to adjustment as provided in Article 3, the term "Expiration Date" shall mean August 31, 1999.

         1.07 BASE RENT. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean the amounts described in Paragraph 1 of the Addendum attached.

         1.08 TENANT'S PERCENTAGE SHARE. The term "Tenant's Percentage Share" shall mean seven and 92/100 percent (7.92%) with respect to Operating Expenses (as hereinafter defined), seven and 92/100 percent (7.92%) with respect to Property Taxes (as hereinafter defined), seven and 92/100 percent (7.92%) with respect to Insurance Expenses (as hereinafter defined) and seven and 92/100 percent (7.92%) with respect to Tenant's law compliance obligations under
Section 6.02(C) of this Lease and for all other purposes under this Lease.

         1.09 SECURITY DEPOSIT. The term "Security Deposit" shall mean Sixteen Thousand and no/100 Dollars ($16,000.00).

         1.10 TENANT'S PERMITTED USE. The term "Tenant's Permitted Use" shall mean general administrative offices, engineering, sales, and general warehouse for and assembly of Automatic External Defribillators and related equipment and no other use.

         1.11 LANDLORD'S ADDRESS FOR NOTICES. The term "Landlord's Address for Notices" shall mean Heitman Minnesota Management Inc., 5510 Feltl Road, Minnetonka, Minnesota 55343, with a copy to Heitman Properties Ltd., 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601, Attn: Property Management.

         1.12 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean 5420 Feltl Road, Minnetonka, Minnesota 55343.

         1.13 BROKERS. The term "Brokers" shall mean Tim Bissen and Joe Smith of the Steiner Development Co., and Heitman Minnesota Management Inc.

         1.14 GUARANTORS. The term "Guarantors" shall mean NONE.

                             ARTICLE II -- PREMISES

         2.01 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in their "AS IS" condition as of the date of this Lease with the exception that Landlord shall perform a general clean-up of the Premises, including shampooing the carpet and servicing and certifying the existing HVAC is in good working order on the Commencement Date.

         2.02 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter in the form and content of Exhibit C, accepting the Premises.

                               ARTICLE III -- TERM

         3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days. However, notwithstanding the foregoing, occupancy of the Premises by Tenant shall be no later than September 15, 1994.

                        ARTICLE IV -- RENTAL; ADJUSTMENTS

         4.01  DEFINITIONS.  As used herein,

                  (A) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Taxes shall include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes for any calendar year shall be Taxes which are due for payment or are paid during such year. If at any time during the Lease Term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase in any such Taxes, and shall be measured by or be based in whole or in part upon the Building or the rents or other income from the Building, then all such new taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, shall be included in Taxes to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

                  (B) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes).

         Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building.

                  (C) "Insurance Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord for premiums for hazard, "all risk", casualty, rent interruption and liability insurance and all other insurance, obtained by Landlord in connection with or relating to the Building.

         If the Building does not have one hundred percent (100%) occupancy during an entire calendar year, then the variable cost components of Property Taxes, Operating Expenses and Insurance Expenses shall be adjusted so that the total amount of Property Taxes, Operating Expenses and Insurance Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year.

         4.02 BASE RENT. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following adjustments (herein collectively called the "Rent Adjustments"):

                  (A) [deleted]

                  (B) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord shall be increased by Tenant's Percentage Share of the Property Taxes for such year (the "Tax Adjustment").

                  (C) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord also shall be increased by Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during such year (the "Operating Expense Adjustment").

                  (D) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord also shall be increased by Tenant's Percentage Share of the Insurance Expenses for such year (the "Insurance Adjustment").

                  (E) The Tax Adjustment, the Operating Expense Adjustment and the Insurance Adjustment are hereinafter referred to collectively as the "Tax, Operating Expense and Insurance Adjustments".)

         4.03 ADJUSTMENT PROCEDURE; ESTIMATES. The Tax, Operating Expense and Insurance Adjustments specified in Sections 4.02(B), 4.02(C) and 4.02(D) shall be determined and paid as follows:

                  (A) During each calendar year during the Lease Term, Landlord shall give Tenant written notice of Landlord's estimate of amounts payable under Sections 4.02(B) and 4.2(C) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  (B) Within ninety (90) days after the close of each calendar year in which any Rent Adjustment is made or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes, Operating Expenses and Insurance Expenses, and the actual Tax, Operating Expense and Insurance Expense Adjustments to be made pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) for such calendar year, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.04 below. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is more than the estimated payments for the Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant. No delay in providing the statements described in this Section 4.03(B) shall act as a waiver of Landlord's right to payment under Sections 4.02(B), 4.02(C) or 4.02(D) above. Notwithstanding the foregoing, Tenant's right to receive any credit or payment pursuant to the preceding sentences of this Section 4.03(B) is conditioned on this Lease being in full force and effect and Tenant not being in default under this Lease on the date such credit or payment is due.

                  (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to
         365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Sections 4.03(B) and 4.03(C) to be performed after such termination.

         4.04 REVIEW OF LANDLORD'S STATEMENT. Provided this Lease is in full force and effect and that Tenant is not then in default under this Lease and provided further that Tenant strictly complies with the provisions of this
Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, in accordance with the following procedure:

                  (A) Tenant shall, within ten (10) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligations of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent including the CPI Adjustment and all payments of Tenant's Tax, Operating Expense and Insurance Adjustments) pending the completion of and regardless of the results of any review of records under this
         Section 4.04. The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

                  (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this Section
         4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

                  (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax, Operating Expense and Insurance Adjustments. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax, Operating Expense and Insurance Adjustments.

         4.05 PAYMENT. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

         4.06 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rent to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before ten (10) business days after the date the payment is due, Tenant shall pay to Landlord, as additional rental, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

         4.07 ADDITIONAL RENTAL. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent".

         4.08 ADDITIONAL TAXES. In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possession interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                          ARTICLE V -- SECURITY DEPOSIT

         5.01 Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant. In the event of any bankruptcy or other proceeding initiated by or against Tenant, it is agreed that all such Security Deposit held hereunder shall be deemed to be applied by Landlord to rent, sales tax and all other charges due from Tenant to Landlord for the last month of the Term and each preceding month until such Security Deposit is fully applied.

                          ARTICLE VI -- USE OF PREMISES

         6.01 TENANT'S PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard. Landlord represents that, to Landlord's actual knowledge without independent investigation, the Premises are not in violation of municipal codes, laws or regulations.

         6.02  COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                  (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws"), but only insofar as any such Applicable Laws pertain to the manner in which the Tenant uses the Premises. The obligation to comply with Applicable Laws in every other case is hereby expressly assumed by Landlord.

                  (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XX.

                  (C) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rental, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building, or any equipment or machinery used in connection with the Building, if any such item is required under any Applicable Law which was not applicable to the Building at the time the Building was constructed; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally acceptable accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease Term in the calendar year) shall be payable by the Tenant with respect to any calendar year.

         6.03  HAZARDOUS MATERIALS.

                  (A) No Hazardous Materials (as defined herein) shall be Handled (as defined herein) upon, about, above or beneath the Premises or any portion of the Building by or on behalf of a Responsible Party (as defined herein), unless the Hazardous Materials are listed in Exhibit D hereto and then only in the quantities listed in the exhibit. Any such Hazardous Materials so Handled, or the presence of which is a result of the act or omission of a Responsible Party, shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with all applicable Environmental Laws (as defined herein).

                  (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

                  (C) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

                  (D) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance", "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos;
         (v) which is radioactive; (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by Environmental Laws, or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

                  (E) "Handle," "handle," "Handled," "handled," "Handling" or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                  (F) "Responsible Party" shall mean Tenant, its subtenants and its assignees, and their respective contractors, clients, officers, directors, employees, agents, and invitees, or any of them as the case may be.

                  (G) Tenant agrees to maintain only the Hazardous Materials listed in Schedule 1 to Exhibit D in the Premises and in or at the Building and only in the quantities listed in Schedule 1 to Exhibit D. Tenant also agrees that changes to the type and quantities of such Tenant's Hazardous Materials may be done only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant further agrees that Landlord, upon reasonable notice, shall have the right to inspect the Premises to verify the types and quantities of the materials stored therein.

                  (H) Tenant agrees to execute affidavits, representations and the like from time to time at Landlord's request conveying Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises or in or at the Building.

                      ARTICLE VII -- UTILITIES AND SERVICES

         7.01 SERVICES. Landlord shall provide the normal utility service connection into the Premises and Tenant, at its sole expense, shall arrange with the appropriate utility company to install all necessary connections and without fail to maintain in continuous operation during the entire term of the Lease, all such utility service, whether or not Tenant is in actual possession of the Premises. Tenant shall pay for all water, gas, heat, light, power, sweeping and other janitorial services, rubbish and trash disposal, sewer and any other utilities and services supplied in, about or related to the Premises, together with any taxes thereon, connection charges and deposits, and also shall pay for all electrical light bulbs, lamps and tubes in connection therewith. If any such utilities and services are not separately metered to Tenant, Tenant shall pay a reasonable portion to be determined by Landlord of all charges jointly metered with other premises. Landlord reserves the right during the Term of this Lease to grant easements or public utility purposes on, over, or below the Premises without any abatement in rent, provided that said easements do not unreasonably interfere with the normal operation of the business conducted by Tenant in the Premises. Tenant shall arrange for and pay for all telephone service and equipment, including any additions or alterations to the existing telephone service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Building and which shall be appropriately labeled upon the termination of this Lease.

         Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.01 shall be payable upon demand by Landlord and shall constitute additional rent or Rent under this Lease.

         7.02 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rental required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder. Tenant recognizes that any security services provided by Landlord at the Building are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the premises or the Building.

                     ARTICLE VIII -- MAINTENANCE AND REPAIRS

         8.01 LANDLORD'S OBLIGATIONS.

                  (A) During the Lease Term, Landlord shall, at its expense, maintain only the roof, foundation and the structural soundness of the exterior walls (excluding all windows, plate glass, doors and pest control and extermination) of the portion of the Building containing the Premises in good repair and condition except for reasonable wear and tear. Landlord also shall maintain, at its expense, subject to reimbursement as part of Operating Expenses, the downspouts and fire safety sprinkler system of the Building. If Tenant determines that any such repair or maintenance by Landlord is required, Tenant shall promptly give written notice to Landlord of the need for such repair or maintenance and unless Landlord in good faith disagrees with such determination by Tenant, Landlord shall proceed with reasonable promptness to perform such maintenance. Landlord shall not be liable to Tenant, except as otherwise expressly provided in this Lease, for any damage or inconvenience. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

                  (B) Tenant shall, at its sole cost, pay for any damage to the roof, foundation and/or external walls caused by any act, omission, negligence or fault of tenant or any employee, agent or contractor of Tenant.

                  (C) Landlord shall not be liable to Tenant, except as otherwise expressly provided in this Lease, for any damage or inconvenience. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         8.02 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall, at its risk and at its own sole cost and expense, maintain all other parts of the Building and other improvements in or on the Premises in good repair and condition (including all necessary replacements), including, but not limited to, heating, ventilation and air conditioning systems, all glass elements, doors (including dock doors), dock bumpers, regular mowing of any grass, trimming, weed removal, regular removal of debris and, if applicable, Tenant shall pay Tenant's Percentage Share with respect to Operating Expenses of maintenance expense for any spur railroad track serving the Premises, and Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Premises, if requested by such railroad company. Tenant shall repaint the exterior doors or other exposed parts of the Building which reasonably require periodic repainting to prevent deterioration. However, in a multi-occupancy Building, Landlord reserves the right to perform lawn and other common area maintenance (including, without limitation, exterior painting) and in such instance Tenant agrees to pay Landlord for lawn and other common area maintenance (including, without limitation, exterior painting) based on Tenant's Percentage Share with respect to Operating Expenses. Tenant shall take good care of all property and its fixtures, including all landscaping, and suffer no waste. Tenant shall engage a certified pest control firm to perform as necessary extermination of pests including, but not limited to, roaches, rodents and termites. Should Tenant neglect to keep and maintain the Premises as required herein, the Landlord shall have the right but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due under this Lease. In connection with Tenant's maintenance and repair of the heating, ventilation and air conditioning systems, Tenant shall provide Landlord during the Term of this Lease and any renewal hereof with a duplicate original of a maintenance contract, in form and substance acceptable to Landlord, with an HVAC maintenance firm acceptable to Landlord. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

         8.03 Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises and Building, caused by Tenant or Tenant's agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and Tenant shall reimburse the cost, plus a ten percent (10%) overhead charge therefor, to Landlord on demand.

         8.04 Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord, broom clean with all debris removed, in as good condition as at the date of first possession of Tenant, ordinary wear and tear excepted. Tenant understands that "ordinary wear and tear" does not mean Tenant shall be relieved of performing its obligations under this Lease relating to maintenance, repairs and replacements as provided for in the Lease. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have a right of reimbursement against Tenant.

         8.05 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, with 24 hours advance oral or written notice except in an emergency, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. During the pendency of such repairs, Landlord shall use reasonable efforts to minimize any material interruption of Tenant's business; provided, that if such repairs by Landlord are required to remedy an emergency situation or to cure a breach or default by Tenant under this Lease, Landlord shall not be obligated to minimize such interference.

              ARTICLE IX -- ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         9.01 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord. Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Section 6.03; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations.

         9.02 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.

         9.03 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums to paid by Landlord, with interest from the date at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         9.04 LEASE TERMINATION. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

                   ARTICLE X -- INDEMNIFICATION AND INSURANCE

         10.01 INDEMNIFICATION. Tenant and Tenant's officers and directors agree to protect, indemnify, hold harmless and defend Landlord and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence of, or imputed to Landlord as owner of the Building, Premises or underlying real property involved in an injury, from and against:

                  (A) any and all loss, cost, damage, liability or expense as incurred (including but not limited to actual attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

                  (B) any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined in Section
         6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on the use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is strictly liable under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                  (C) any and all testing or investigation as may be requested by any governmental agency or lender for the purpose of investigating the presence of Tenant's Hazardous Materials that may not be in compliance with Environmental Laws.

                  (D) notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

         10.02  PROPERTY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises, including, without limitation, all floor and wall coverings. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                  (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

         10.03  LIABILITY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $2,000,000 per occurrence and a general aggregate limit of at least $2,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.) Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds.

                  (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorney's fees, arising under any present or future law, statute, or ordinance of the State of Minnesota or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $1,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.)

         10.04 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Minnesota, and Employers' Liability insurance with a limit not less than $100,000 Bodily Injury Each Accident; $100,000 Bodily Injury By Disease -- Each Person; and $100,000 Bodily Injury by Disease -- Policy Limit.

         10.05 AUTOMOBILE LIABILITY INSURANCE. At all times during the Lease Term, Tenant shall provide and maintain, at its sole expense, commercial automobile liability insurance including owned, non-owned and hired vehicles, applying to the use of any vehicles arising out of the operations of Tenant. Such insurance shall apply to bodily injury and property damage in a combined single limit of not less than $1,000,000 per accident.

         10.06 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Minnesota and rated not less than A-VII in Best's Insurance Guide and a Standard and Poor's claims paying ability rating of not less than AA. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket polices, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

         10.07 WAIVER OF SUBROGATION. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant pursuant to this Article X shall contain a clause denying the insurer any right of subrogation against Landlord.

         10.08 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI -- DAMAGE OR DESTRUCTION

         11.01 TOTAL DESTRUCTION. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Premises are totally destroyed.

         11.02 PARTIAL DESTRUCTION OF PREMISES. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within one hundred twenty (120) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, be made within said one hundred twenty (120) day period, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

         11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior the Termination Date, exclusive of option periods. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

         11.04 WAIVER. The provisions contained in this Lease shall supersede any contrary laws now or hereafter in effect relating to damage or destruction.

                           ARTICLE XII -- CONDEMNATION

         12.01 TAKING. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         12.02 AWARD. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.

         12.03 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

                           ARTICLE XIII -- RELOCATION

         13.01 RELOCATION. Landlord shall have the right, at its option upon not less than sixty (60) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described above other space in the Building of approximately the same dimensions and size as the Premises described in Section
1.02 above. If Tenant is already in occupancy of the Premises, then Landlord shall also reimburse Tenant for Tenant's reasonable moving and telephone relocation expenses and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant. Upon satisfactory review of substitute Premises, Tenant shall accept substitute Premises pursuant to Section 2.02.

                    ARTICLE XIV -- ASSIGNMENT AND SUBLETTING

         14.01 RESTRICTION. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. For purposes of this Section 14.01, an assignment shall include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         14.02 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least twenty (20) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                  (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                  (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         14.03 LANDLORD'S RECAPTURE RIGHTS. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) only in the event the request for assignment or subletting is for the entire Premises, then Landlord may elect to terminate the Lease. If Landlord elects to terminate pursuant to this Section (c) then Tenant shall have five (5) days to withdraw its assignment or sublease request. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

         14.04 LANDLORD'S CONSENT; STANDARDS. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease;
(iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or vehicular traffic in or to the Building or would require any alterations to the Building to comply with applicable laws.

         14.05 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, which exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         14.06 LANDLORD'S COSTS. If Tenant shall assign this Lease or shall sublet all or any part of the Premises or shall request the consent of Landlord to any assignment, subletting or other act, Tenant shall pay to Landlord as additional rent Landlord's costs not to exceed Five Hundred Dollars ($500.00).

         14.07 CONTINUING LIABILITY OF TENANT. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         14.08 NON-WAIVER. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this
Article XIV, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

                       ARTICLE XV -- DEFAULT AND REMEDIES

         15.01 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                  (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due and the continuation of such failure for five (5) days.

                  (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent).

                  (C) The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

                  (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01(C) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall be deemed to exist if Tenant commences the curing of the default promptly within such thirty (30) day period and thereafter diligently prosecutes the same to completion and achieves the same within sixty (60) days after the occurrence of such default. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                  (E) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

         15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right without notice or demand to Tenant (Tenant hereby irrevocably waiving all notices and demands, statutory or otherwise, including without limitation, any notice otherwise required in connection with any forcible entry and detainer action), to terminate this Lease or Tenant's right to possession of the Premises without terminating this Lease, in which event Landlord shall be entitled to receive from Tenant:

                  (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                  (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by discounting such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of Chicago on advances made to member banks under Section 13 and 13a of the Federal Reserve Act ("discount rate") prevailing on the date of execution of this Lease by Landlord. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award plus one percent (1%).

         15.03  LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT.
In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in
Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due. Landlord may, but shall have no obligation to re-let all or any part of the Premises. In the event Landlord at its sole discretion elects to re-let the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         15.04 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         15.05 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

         15.06 NON-WAIVER. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         15.07 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, including the right to terminate Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.02, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         15.08 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease.

                   ARTICLE XVI -- ATTORNEYS FEES: COST OF SUIT

         16.01 ATTORNEYS' FEES. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         16.02 INDEMNIFICATION. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

                  ARTICLE XVII -- SUBORDINATION AND ATTORNMENT

         17.01 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building or the underlying real estate; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

         17.02 ATTORNMENT. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02.

         17.03 MORTGAGE AND GROUND LESSOR PROTECTION. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                        ARTICLE XVIII -- QUIET ENJOYMENT

         18.01 Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

                             ARTICLE XIX -- PARKING

         19.01 Tenant, its employees and invitees, are hereby granted the non-exclusive privilege to use parking space for the Building. Tenant shall abide by all rules and regulations regarding the use of the parking area as may now exist or as may hereinafter be promulgated by Landlord. Landlord reserves the right to modify, restripe and otherwise change the location of drives, parking spaces and parking area for the Building. Landlord may, but shall have no obligation to, designate certain parking spaces for trucks, handicapped persons or designated tenants as Landlord, in its sole discretion, may deem necessary for the professional and efficient operation of the parking area and the Building. Landlord shall have the right to reasonably restrict the number and location of truck/tractor trailers for the overall benefit of all tenants, it being agreed by Tenant that it is not the intent of this Lease to provide unrestricted parking for truck/tractor trailers. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant will reimburse Landlord upon demand for any damage caused to the parking surfaces or facilities caused by Tenant's or any of its employees', agents' or invitees' trucks/tractor trailers or any other vehicles. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. At no time shall the parking of any vehicle be permitted in the fire lanes or handicapped parking areas servicing the Building.

                       ARTICLE XX -- RULES AND REGULATIONS

         20.01 The Rules and Regulations attached hereto as Exhibit F are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

                      ARTICLE XXI -- ESTOPPEL CERTIFICATES

         21.01 Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Building (hereafter a "Ground Lessor"), or to any prospective purchaser of the land, improvements or both comprising the Building, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free Rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; and that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default. In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may be specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

                        ARTICLE XXII -- ENTRY BY LANDLORD

         22.01 Landlord may enter the Premises with 24 hours advance oral or written notice except in an emergency to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. As provided for in clause (xiii) of Section 27.19 of this Lease, Landlord shall at all times have the right, but not the obligation, to obtain from Tenant and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances by deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

                                  ARTICLE XXIII

                  LANDLORD'S LEASE UNDERTAKINGS -- EXCULPATION
                            FROM PERSONAL LIABILITY;
                         TRANSFER OF LANDLORD'S INTEREST

         23.01 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Advisory Corporation, Heitman Properties Ltd. or Heitman Minnesota Management Inc., or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives.

         It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in Landlord's Real Estate to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the Landlord's interest in Landlord's Real Estate.

         23.01 TRANSFER OF LANDLORD'S INTEREST. Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the Building. Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Building.

                        ARTICLE XXIV -- HOLDOVER TENANCY

         24.01 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to two hundred percent (200%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                             ARTICLE XXV -- NOTICES

         25.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or may be sent by overnight courier, addressed to the Landlord at the address for Landlord set forth in Section 1.11 above and to Tenant at the address for Tenant set forth in Section 1.12 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given and served when delivered personally or otherwise at the time the same was posted, except that any notice given by overnight courier shall be deemed given on the first business day following the date such notice is delivered by such courier provided such courier verifies delivery thereof.

                             ARTICLE XXVI -- BROKERS

         26.01 The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.13 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                         ARTICLE XXVII -- MISCELLANEOUS

         27.01 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         27.02 AMENDMENTS. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

         27.03 SUCCESSORS. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         27.04 FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         27.05 SURVIVAL OF OBLIGATIONS. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

         27.06 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         27.07 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         27.08 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         27.09 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         27.10 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         27.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         27.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         27.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

         27.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

         27.15 EXHIBITS AND SCHEDULES. Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Suite Acceptance Letter), D (Tenant Operations Inquiry), E (List of Additional Insureds, F (Rules and Regulations) and G (Guaranty), and
Schedule 1 to Exhibit D (List of Permissible Hazardous Materials and Quantities) are incorporated into this Lease by reference and made a part hereof.

         27.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for ten (10) business days following the date of delivery).

         27.17 WAIVER; NO COUNTERCLAIM; CHOICE OF LAWS. To the extent permitted by applicable law, Tenant hereby waives the right to a jury trial in any action or proceeding regarding this Lease and the tenancy created by this Lease. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Minnesota and agrees that any action by Tenant against Landlord shall be instituted in the State of Minnesota and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Minnesota. To the extent permitted by applicable law, Tenant hereby waives any and all rights of redemption granted by any present or future laws.

         27.18 ELECTRICAL SERVICE TO THE PREMISES. Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

         27.19 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises.

         27.20 TENANT OPERATIONS INQUIRY. As a material inducement to Landlord to enter into this Lease (i) Tenant has completed Exhibit D hereto, and (ii) Tenant represents and warrants to Landlord that Exhibit D is true and correct in all material respects and is not misleading.

         27.21 [deleted]

                       ARTICLE XXVIII -- FLOOR LOAD LIMITS

         28.01 FLOOR LOAD LIMITS. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to occupants of the complex of adjacent property.

                         ARTICLE XXIX -- LANDLORD'S LIEN

         29.01 LANDLORD'S LIEN. As security for Tenant's payment of Rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Lessee abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, damage or other payments required to be made by this Lease, Landlord may take any action it deems necessary and may be available to it under the laws of the State of Minnesota. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease.

                     ARTICLE XXX -- UNIFORM COMMERCIAL CODE

         30.01 UNIFORM COMMERCIAL CODE. To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws of the State of Minnesota pertaining to "Landlord's Liens", this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of Minnesota. Landlord, in addition to the rights prescribed in this Lease, shall have a lien upon, and Tenant grants to Landlord an interest in, all of Tenant's property now or hereafter located upon the Premises, including without limitation all of Tenant's equipment, inventory, fixtures, accounts, general intangibles and other items of personal property or fixtures located upon the Premises whether now owned or hereafter acquired, and all additions, substitutions, replacements and accessions thereto, and all proceeds of the foregoing, to secure the payment to Landlord of the various amounts provided in this Lease. The Tenant agrees to and shall execute and deliver to Landlord such "Financing Statements," continuation statements, and provide such further assurances as Landlord may from time to time consider necessary or desirable to create, perfect and preserve the lien and security interest described above and all additions, substitutions, replacements and accessions thereto, and all proceeds of its or their sale or other disposition. The Landlord, at the expense of Tenant, may cause such Financing Statements, continuation statements, and assurances to be recorded and re-recorded, filed and re-filed, and renewed or continued, at such times and places as may be required or permitted by law to create, perfect and preserve such liens and security interests. In the event Tenant fails to promptly execute and return to Landlord such Financing Statements or continuation statements as Landlord may request to create, preserve and perfect its lien, Tenant shall and does hereby designate Landlord to act as Tenant's agent for the sole and limited purpose of executing and filing such Financing Statements or continuation statements and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed originally by Tenant, and under such circumstances Tenant authorizes Landlord to sign such financing and continuation statements. Tenant's designation of Landlord as agent hereunder shall not be subject to revocation until this Lease is terminated.

NOTE: Need to file UCC-1 Financing Statement describing such collateral in Secretary of State's office and county recorder.

         AND UCC-2 Financing Statement (fixtures), with legal description attached, with the county recorder.

         Notwithstanding the foregoing, a security interest in favor of the Landlord is subordinate to any existing security interest in the same collateral and any future security interest in favor of the Tenants' Lender(s).

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

TENANT:                                LANDLORD:

SurVivaLink, Corp.,                    A.M.W. PROPERTIES CORP.,
a Minnesota corporation                a Nevada corporation

By: Byron L. Gilman                    By:
Its: CEO                               Its: Vice President

ATTEST:

R. Eric Bosler

WITNESSES:                             WITNESSES:




                                    ADDENDUM
                               TO INDUSTRIAL LEASE
                              DATED AUGUST 17, 1994
                BETWEEN A.M.W. PROPERTIES CORP. ("Landlord") and
                          SURVIVALINK CORP. ("Tenant")


         The provisions of this Addendum shall modify and amend the hereinafter specified provisions of, and otherwise supplement, the above-described Lease as follows:

         1. BASE RENT. Section 1.07 of the Lease is hereby amended to set forth the Base Rent payable during the Lease Term, as follows:

                   (A) From September 1, 1994 through August 31, 1995, annual Base Rent shall be Twenty-three Thousand Fifty-six and 20/100 Dollars ($23,056.20), payable in equal monthly installments of One Thousand Nine Hundred Twenty-one and 35/100 Dollars ($1,921.35).

                   (B) From September 1, 1995 through August 31, 1996, annual Base Rent shall be Forty-three Thousand One Hundred Thirty-seven and 48/100 Dollars ($43,137.48), payable in equal monthly installments of Three Thousand Five Hundred Ninety-four and 79/100 Dollars ($3,594.79).

                   (C) From September 1, 1996 through August 31, 1997, annual Base Rent shall be Seventy-four Thousand Seven Hundred Ninety-nine and 96/100 Dollars ($74,799.96), payable in equal monthly installments of Six Thousand Two Hundred Thirty-three and 33/100 Dollars ($6,233.33).

                   (D) From September 1, 1997 through August 31, 1999, annual Base Rent shall be Eighty-five Thousand Five Hundred Thirty-one and 20/100 Dollars ($85,531.20), payable in equal monthly installments of Seven Thousand One Hundred Twenty-seven and 60/100 Dollars ($7,127.60).